EXHIBIT 107

Calculation of Fee Filing Tables

Form S-4

(Form Type)

SOBR Safe, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Fees to be Paid	(1)	Equity	Common stock, par value $0.00001 per share	Other	610,000,000	$			$20,333.33	0.0001381		$2.81
Fees to be Paid	(2)	Equity	Common stock, par value $0.00001 per share	Other	445,267		$1.02		$454,172.34	0.0001381		$62.72
Fees to be Paid	(3)	Equity	Common stock, par value $0.00001 per share issuable upon conversion of 6.5% Convertible Notes due 2027	Other	3,106,061	$	N/A	$	N/A	N/A		$0.00
Fees Previously Paid

		Total Offering Amounts							$474,505.67			$65.53

		Total Fees Previously Paid							—		$	N/A

		Total Fee Offsets							—		$	N/A

		Net Fee Due										$65.53

(1)

(a) Relates to common stock, par value $0.00001 per share (“SOBR Common Stock” of SOBR Safe, Inc., a Delaware corporation (“SOBR”), issuable to holders of CWV common stock, $0.00001 par value per share (“CWV Common Stock”), of Clean World Ventures Inc., a Nevada corporation (“CWV”), and shares of SOBR Common Stock underlying outstanding unexercised options or other convertible securities to purchase shares of CWV Common Stock that will be assumed by SOBR and converted into options to purchase shares of SOBR Common Stock in the proposed merger of SOBR Merger Sub Corp., a Delaware corporation and a direct, wholly owned subsidiary of SOBR, with and into CWV, with CWV surviving the merger as a wholly owned subsidiary of SOBR. The number of shares of SOBR Common Stock to be issued  includes the estimated maximum number of shares of SOBR Common Stock that are expected to be issued (or become issuable) pursuant to the merger, without taking into account the effect of a reverse stock split of SOBR Common Stock, assuming an estimated pre-split exchange ratio (which is subject to adjustment prior to the closing of the merger) which will result in CWV securityholders owning approximately 98.3% of the outstanding shares of the Combined Company on a fully-diluted basis. Such exchange ratio is only an estimate as the actual exchange ratio will be determined in connection with the closing of the merger. This amount includes shares of SOBR Common Stock that will be issuable to the holders of CWV Common Stock that CWV agreed to sell in the concurrent private placement, which is expected to be consummated immediately prior to the closing of the merger. In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any securities that may from time to time be offered or issued resulting from forward or reverse stock splits, stock dividends or similar transactions

(1)

(b) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. CWV is a private company, no market exists for its securities, and it has an accumulated capital deficit. Therefore, the proposed maximum aggregate offering price for the shares expected to be issued (or become issuable) in the merger is one-third of the aggregate par value of the CWV securities expected to be exchanged for the shares of SOBR Common Stock being registered, including any SOBR Common Stock issuable upon exercise of the pre-funded warrants.

(2)

(a) Relates to shares of SOBR Common Stock currently held, and shares of SOBR Common Stock underlying certain outlasting warrants to purchase SOBR Common Stock, options to purchase SOBR Common Stock, and restricted stock units held by certain SOBR directors and officers. (b) The proposed maximum offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(g) under the Securities Act based on the average of the high and low reported trading prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on June 8, 2026.

(3)

(a) Relates to those shares of SOBR Common Stock issuable to certain selling stockholders upon conversion of their convertible notes (the “SOBR Notes”). (b) No additional consideration will be received upon conversion of such SOBR Notes, and therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.

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Table 2: Fee Offset Claims and Sources									√	Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Table 3: Combined Prospectuses						√	Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

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